MIMBRES VALLEY FARMERS ASSOCIATION, INC.
d.b.a. FARMERS, INC.
BALANCE SHEET
AS OF JUNE 30, 1996

ASSETS

CURRENT ASSETS:
     Cash                               $      293,163
     Accounts receivable, net of
        allowance for doubtful
          accounts of $18,852 -
               Trade                           439,671
               Related parties                  66,964
     Inventories                             2,863,318
     Prepaid income taxes                      339,600
                                         -------------------
     Total current assets                    4,002,716
                                         -------------------
PROPERTY AND EQUIPMENT, net                  2,320,206
                                         -------------------

OTHER NONCURRENT ASSETS:
     Intangibles, net                           17,888
     Notes receivable - supplier                59,667
     Investments in supplier                    68,051
                                         -------------------
    Other noncurrent assets, net               145,606


Total assets                            $    6,468,528
                                         -------------------


The accompanying notes to financial statements are an integral part of this statement

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                   $    1,558,849
     Current portion of long-term
       debt and capital leases                 302,185
     Accrued expenses                          330,333
                                         -------------------
          Total current liabilities          2,191,367
                                         -------------------

NON-CURRENT LIABILITIES:
     Long-term debt and capital leases,
          less current portion               1,926,477
     Deferred income taxes                      37,537
                                         -------------------
     Total non-current liabilities           1,964,014
                                         -------------------
               Total liabilities             4,155,381
                                         -------------------

SHAREHOLDERS' EQUITY:
     Common stock:  $25 par value;
     500,000 authorized;
     13,910 issued and
     13,776 outstanding                        347,749

     Retained earnings                       1,968,748

       Treasury shares                         (3,350)
                                        -------------------
       Total shareholders' equity            2,313,147
                                        -------------------
                Total liabilities
                and shareholders'
                equity                  $    6,468,528




The accompanying notes to financial statements are an integral part of this statement